Exhibit 10.1

GRANDE COMMUNICATIONS HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

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GRANDE COMMUNICATIONS HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Grande Communications Holdings, Inc., a Delaware corporation, originally known as Grande Communications, Inc. (the “Company”), sets forth herein the terms of its Second Amended and Restated 2000 Stock Incentive Plan (the “Plan”) as follows:

Recitals:

WHEREAS, the Grande Communications, Inc. 2000 Stock Incentive Plan (“Original Plan”) was adopted by the Board of Directors of the Company and approved by the stockholders on February 24, 2000 and was subsequently amended and restated by the Board of Directors of the Company effective June 28, 2006 (the “Restated Plan”); and

WHEREAS, the Board desires to further amend the Restated Plan to clarify certain aspects of the Restated Plan that should be addressed prior to submission of the Restated Plan to the stockholders of the Company for their consideration;

NOW THEREFORE, the Restated Plan is hereby amended, restated and replaced in its entirety by the Plan as follows:

1. PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and, to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, directors, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and restricted stock in accordance with the terms hereof. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided herein.

2. DEFINITIONS

Except as may be provided differently in any Award Agreement, for purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary; provided, however, that for purposes of any Incentive Stock Options, “Affiliate” means only a Subsidiary and no other entities, except to the extent expressly otherwise provided in such Award Agreement.

2.2. “Award Agreement” means the stock option agreement, restricted stock agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3. “Benefit Arrangement” shall have the meaning set forth in Section 13.1.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cancellation Date” shall have the meaning set forth in Section 15.3(iii).

2.6. “Cancellation Notice” shall have the meaning set forth in Section 15.3(iii).

2.7. “Capital Stock” means all classes of the Company’s capital stock or other equity securities of the Company, regardless of whether such shares have voting rights, including, but not limited to, Stock.

2.8. “Cause” means, as determined by the Board and unless otherwise provided in an applicable employment agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.9. “Change of Control” means the occurrence of, and occurs upon the date of, the following events:

(i) a change in the ownership of the Company whereby a Person (defined below) acquires, directly or indirectly, ownership of a number of shares of Capital Stock, together with Capital Stock held by such Person, constitutes more than fifty percent (50%) of the combined voting power of the Capital Stock; provided, however, that (A) if a Person already owns more than fifty percent (50%) of the total fair market value or of the combined voting power of the Capital Stock, the acquisition of Capital Stock by such Person is not considered a Change of Control of the Company, and (B) an increase in the percentage of Capital Stock owned by a Person as a result of a transaction in which the Company acquires its capital stock in exchange for property will be treated as an acquisition of Capital Stock for purposes of determining whether a Change of Control has occurred, provided further that Capital Stock remains outstanding after the transaction; or

(ii) a change in the effective control of the Company, whereby a Person acquires (or has acquired during the preceding twelve (12) month period ending on the date of the most recent acquisition by such Person), directly or indirectly, ownership of a number of shares of Capital Stock of the Company which constitutes fifty percent (50%) or more of the combined voting power of the Capital Stock; provided, however, that if a

Person already owns fifty percent (50%) or more of the combined voting power of the Capital Stock, the acquisition of additional Capital Stock by such Person is not considered a Change of Control of the Company; or

(iii) a change in the ownership of the assets of the Company, whereby a Person acquires (or has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to or more than substantially all of the total gross fair market value of all of the assets of the Company as determined by the Board (provided that substantially all of the total gross fair market value of all the assets shall not be deemed to be less than a minimum percentage required to comply with Section 409A of the Code) immediately prior to such acquisition or acquisitions; provided, however, that there is no Change of Control if assets are transferred to an entity that is controlled by the stockholders of the Company immediately after the transfer, nor is it a Change of Control if the Company transfers assets to:

(a) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the stockholder’s Capital Stock in the Company;

(b) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(c) a Person that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding Capital Stock; or

(d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subparagraph (iii)(c) of this Section 2.9.

For purposes of this definition of Change of Control in this Section 2.9, a “Person” shall mean an individual, a corporation or a group of persons acting in concert; provided, however, that persons will not be acting as a group solely because they purchase or own stock of a corporation at the same time or as a result of the same public offering; provided, however, that a Person shall exclude stockholders or Affiliates at the time the Original Plan was approved by the Company’s stockholders). Persons will be considered acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a Person owns stock in both corporations or other entities that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such Person is considered to be acting in a group with other stockholders of a corporation or other entities prior to the transaction giving rise to the Change of Control, and not with respect to the ownership interest in the other corporation or other entity. For purposes of this definition of Change of Control in this Section 2.9, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

2.10. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11. “Common Stock” means the common stock, $0.001 par value per share of the Company.

2.12. “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of one or more outside directors, within the meaning of Section 162(m) of the Code, of the Board.

2.13. “Company” means Grande Communications Holdings, Inc., formerly known as Grande Communications, Inc.

2.14. “Disability” means either (i) that the Grantee is incapable of engaging in any substantial gainful occupation by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve (12) months, (ii) that the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or (iii) “disability” as defined in Section 409A of the Code; provided, however, that, notwithstanding any provision in this Section 2.14 to the contrary, for Incentive Stock Options only, “disability” shall only have the meaning set forth in Section 22(e)(3) of the Code.

2.15. “Effective Date” has the meaning set forth in Section 16.1.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17. “Executive Compensation Shares” means the Series H Preferred Stock and the Common Stock described in Section 4.2.

2.18. “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc., or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith; provided, however, that in such case, Fair Market Value shall be determined by the Board based upon the facts and circumstances, taking into consideration relevant factors and which is determined by the reasonable application of a reasonable valuation method, including without limiting the generality of the forgoing, a valuation determined by an independent appraisal.

2.19. “Family Member” means a person who is a spouse, child or stepchild, including adoptive relationships, of the Grantee; provided, however, that the term Family Member shall be limited to a person who is a spouse, child or stepchild, including adoptive relationships, of the Grantee or a trust for the exclusive benefit of any one or more of these persons.

2.20. “Grant” means an award of an Option or Restricted Stock under the Plan.

2.21. “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 5 hereof, or (iii) such other date as may be specified by the Board.

2.22. “Grantee” means a person who receives or holds an Option or Restricted Stock under the Plan.

2.23. “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.24. “Nonqualified Stock Option” means a stock option that is not an Incentive Stock Option.

2.25. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.26. “Option Period” means the period during which Options may be exercised as set forth in Section 7 hereof.

2.27. “Option Price” means the purchase price for each share of Stock subject to an Option.

2.28. “Other Agreement” shall have the meaning set forth in Section 13.1.

2.29. “Parachute Payment” shall have the meaning set forth in Section 13.1.

2.30. “Plan” means this Second Amended and Restated Grande Communications Holdings, Inc. 2000 Stock Incentive Plan.

2.31. “Proposed Date” shall have the meaning set forth in Section 15.3(iii).

2.32. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.33. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9 hereof, that are subject to restrictions and to a risk of forfeiture.

2.34. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.35. “Series H Preferred Stock” means the Series H Preferred Stock, $.001 par value per share of the Company.

2.36. “Service” means service as an employee, officer, director or other Service Provider of the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement or as otherwise provided in the Plan, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, director or other Service Provider of the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

2.37. “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser to the Company or an Affiliate.

2.38. “Stock” means the Common Stock, and the Series H Preferred Stock, respectively or collectively, as the context requires.

2.39. “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.40. “Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.41. “Transfer Notice” means the notice described in Section 12.1.

2.42. “Voluntary Termination” means, unless otherwise provided in an applicable employment agreement with the Company or an Affiliate, that the Grantee voluntarily terminates Service, which termination is not formally initiated by the Company or an Affiliate.

3. ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. To the extent permitted by law, the Board may delegate its authority under the Plan to an outside director member of the Board or an executive officer of the Company who is a member of the Board.

3.2. Committee.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law, in which case, except to the extent expressly limited by the Board, references in the Plan to the Board shall be deemed references to the Committee. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 3.1. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. The Committee may delegate its authority under the Plan to an outside director member of the Board or an executive officer of the Company who is a member of the Board.

3.3. Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Grants to be made to a Grantee,

(iii)	determine the number of shares of Stock to be subject to a Grant,

(iv) establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing a Grant, and

(vi) amend, modify or supplement the terms of any outstanding Grant.

Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants including, without limitation, to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Board shall have the right, in its discretion, to make Grants in substitution or exchange for any other grant under this Plan or any other plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an Affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement.

3.4. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4. STOCK SUBJECT TO THE PLAN

4.1. General Rule.

Subject to adjustment as provided in Section 15 hereof, the number of shares of Common Stock available for issuance under the Plan as shall be the lesser of (i) 10 percent of all of the shares of Capital Stock on a fully diluted basis, as if all such shares of Capital Stock were converted to Common Stock or (ii) eighty-two million (82,000,000) shares (as adjusted for stock splits, stock dividends, recapitalizations and similar events) of Common Stock. In addition, thirty million (30,000,000) shares of Series H Preferred Stock shall be available for issuance under the Plan. The maximum number of shares which may be reserved for issue pursuant to Incentive Stock Options under this Plan shall be eighty-two million (82,000,000) shares of Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events). Stock issued or to be issued under the Plan shall be authorized but unissued shares or issued shares that have been reacquired by the Company. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

4.2. Executive Compensation Shares.

Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock set forth in Section 4.1. available for issuance under the Plan as Executive Compensation Shares shall be thirty million (30,000,000) shares of Series H Preferred Stock and twelve million (12,000,000) shares of Common Stock (with such shares of Series H Preferred Stock and Common Stock adjusted for stock splits, stock dividends, recapitalizations and similar events).

4.3. Section 162(m) Limit.

Notwithstanding the preceding paragraphs, the maximum number of shares of Stock which may be granted under an Option in any fiscal year to a Service Provider who is an employee of the Company shall not exceed eighty two million (82,000,000) shares of Common Stock and thirty million (30,000,000) shares of Series H Preferred Stock (with such shares of Common Stock and Series H Preferred Stock adjusted for stock splits, stock dividends, recapitalizations and similar events)..

5. GRANT ELIGIBILITY

5.1. Employees and Other Service Providers.

Grants (including Grants of Incentive Stock Options, subject to Section 5.3) may be made under the Plan to any employee, officer or director of, or other Service Provider providing, or who has provided, services to, the Company or any Affiliate. Grants within certain states shall be limited to employees and officers or employees, officers and directors if required by applicable state law.

Notwithstanding the foregoing, Grants with respect to Executive Compensation Shares may be made under the Plan only to a director, officer or key employee as approved by the Board from time to time; provided, however, that if the Plan is approved by the stockholders of the Company, then Grants with respect to Executive Compensation Shares may also be made under the Plan to consultants or advisers to the Company.

5.2. Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

5.3. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company (or any parent); (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and all Affiliates) exceeds $100,000, such options shall be treated as Nonqualified Stock Options, to the extent required by Section 422 of the Code.

A Participant who purchases Stock under this Plan under an Incentive Stock Option shall be transferred at such time substantially all of the rights of ownership of such Stock, in accordance with Treasury Regulations Section 1.421-1(g) (or a successor to such regulations); provided, that such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of Company in the event of liquidation, the right to inspect Company’s books and the right to pledge or sell such shares of Stock, subject to the restrictions on such rights in this Plan and the restrictions on such rights imposed by applicable law.

6. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine, which specifies the number of shares subject to the Grant and provides for adjustment in accordance with Section 15. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Award Agreements may without Grantee consent be amended to comply with Section 409A of the Code to the extent determined by Board consistent with Section 15, and the Board may make such amendments retroactive. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.

7. TERMS AND CONDITIONS OF OPTIONS

7.1. Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option, the Option Price shall be not less than the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten-Percent Stockholder, the Option Price of an Incentive Stock Option granted to such Grantee shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In the case of a Nonqualified Stock Option, the Option Price shall be not less than 85 percent of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that (A) in the event that a Grantee is a Ten-Percent Stockholder, the Option Price shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date and (B) to the extent that the Option is intended to comply with Section 409A of the Code with respect to the Option Price of a share of Stock, the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

7.2. Vesting and Option Period.

(i) General Rule.

Subject to Sections 7.3 and 15.3 hereof, each Option granted under the Plan shall become fully vested and exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 7.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The Grantee may exercise an Option, in whole or in part, to purchase a whole number of vested shares of Stock subject to an Option not less than one hundred (100) shares, unless the number of shares of Stock purchased is the total number available for purchase under the Option, by following the procedures set forth in the Plan. The resulting aggregate number of vested shares of Stock subject to an Option will be rounded to the nearest whole number, and the Grantee cannot, as a result of the rounding or for any other reason, vest in more than the number of shares covered by an Option.

(ii) Vesting of Stock Subject to an Option.

Subject to the provisions of Section 15.3, notwithstanding the foregoing provisions of Section 7.2(i), unless expressly provided in an Award Agreement with a specific reference to this Section 7.2(ii), Stock subject to an Option shall vest upon the earliest to occur of the following: (a) in whole or in part, on the vesting dates and in accordance with the vesting schedule provided in an Award Agreement, or (b) one hundred percent (100%) upon Grantee’s death or Disability during the period of Grantee’s Service or upon Grantee’s death or Disability within ninety (90) days after the termination of Grantee’s Service by the Company for any reason other than Voluntary Termination or Cause. Unless otherwise provided in the Award Agreement, to the extent an Option is not vested on the date of a termination of Service, that portion of the Option shall expire upon such termination of Service.

7.3. Term.

Unless an Award Agreement expressly provides for a different termination date, the unexercised portion of a vested Option shall automatically and without notice terminate and become null and void in accordance with the following:

(i) If the Grantee has a termination of Service for any reason except Voluntary Termination or Cause, then the Option will terminate and become null and void (x) with respect to the portion (if any) of a Nonqualified Stock Option with respect to Series H Preferred Stock, by December 31st of the calendar year in which such termination of Service occurs, or if later, by the March 15th following the date on which such termination of Service occurs, and (y) with respect to the portion (if any) of an Option not described in (x), the 2nd anniversary of such termination of Service.

(ii) If the Grantee has a termination of Service by reason of a Voluntary Termination, then the Option will terminate and become null and void on the 90th day after the date of such termination of Service.

(iii) If the Grantee has a termination of Service for Cause, the Option will terminate and become null and void on the date of such termination of Service.

If the Option has not terminated under (i) through (iii) before the tenth (10th) anniversary of its Grant Date, then it shall terminate and become null and void on the tenth (10th) anniversary of its Grant Date; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

7.4. Exercise of Options on Termination of Service.

Without limitation, each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

7.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

7.6. Exercise Procedure.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 10. A Grantee will be required to execute such agreements as shall be required by the Company relating to the ownership of Stock acquired through exercised Options granted under this Plan.

7.7. Right of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to cash or dividend payments or distributions attributable to the subject shares of Stock or to the direct the voting of shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual

7.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee, the payment in full of the Option Price and the execution of such agreements as the Company shall require, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock purchased upon such exercise of the Option.

8. TRANSFERABILITY OF OPTIONS

8.1. Transferability of Options.

Except as provided in Section 8.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative)

may exercise an Option. Except as provided in Section 8.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from Grantee’s spouse, nor is the Company obligated to recognize the spouse of the Grantee’s interest in Grantee’s option in any other way.

8.2. Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.2, a “not for value” transfer is a transfer which is (i) a gift or (ii) a transfer under a domestic relations order in settlement of marital property rights. Following a transfer under this Section 8.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the Option, and the shares may be subject to repurchase by the Company or its assignee.

8.3. Market Stand-off Agreement.

In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Grantee agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock subject to an Option without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

8.4. Investment Representations.

If the sale of stock subject to an Option is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, the Grantee shall represent and agree at the time of exercise that the shares subject to an Option being acquired upon exercise of an Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

9. RESTRICTED STOCK

9.1. Grant of Restricted Stock.

The Board may from time to time grant Restricted Stock to persons eligible to receive Grants under Section 5 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

9.2. Restrictions.

At the time a Grant of Restricted Stock is made, the Board shall establish a restriction period applicable to such Restricted Stock. Each Grant of Restricted Stock may be subject to a different restriction period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock is made, prescribe conditions that must be satisfied prior to the expiration of the restriction period, including the satisfaction of corporate or individual performance objectives or continued Service, in order that all or any portion of the Restricted Stock shall vest.

The Board also may, in its sole discretion, shorten or terminate the restriction period or waive any of the conditions applicable to all or a portion of the Restricted Stock. The Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period or prior to the satisfaction of any other conditions prescribed by the Board with respect to such Restricted Stock.

9.3. Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

9.4. Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

9.5. Termination of Service.

Unless otherwise provided by the Board in the applicable Award Agreement, upon the termination of a Grantee’s Service with the Company or an Affiliate, any shares of Restricted Stock held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock.

For purposes of all Award Agreements, a Grantee’s Service does not terminate when such Grantee goes on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, a Grantee’s Service will be treated as terminating ninety (90) days after such Grantee went on employee leave, unless such Grantee’s right to return to active work is guaranteed by law or by a contract. A Grantee’s Service terminates in any event when the approved leave ends unless the Grantee immediately return to active employee work with the Company or an Affiliate. The Board determines which leaves count for purposes of computing Service.

9.6. Purchase and Delivery of Stock.

The Grantee shall be required to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 10 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate. The Purchase Price of a share of Restricted Stock shall be not less than 85 percent of the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that the Grantee is a Ten-Percent Stockholder, the Purchase Price shall be not less than 100 percent of the Fair Market Value on the Grant date of a share of Stock.

Upon the expiration or termination of the restriction period and the satisfaction of any other conditions prescribed by the Board, having properly paid the Purchase Price, the restrictions applicable to shares of Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

10. FORM OF PAYMENT

10.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

10.2. Surrender of Stock.

To the extent permitted by the Company or as provided in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six (6) months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise.

10.3. Cashless Exercise.

(i) Publicly Traded Shares of Stock.

To the extent permitted by the Company or as provided in the Award Agreement, with respect to an Option only (and not with respect to Restricted Stock), to the extent the shares of Stock have become publicly traded, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 11.

(ii) Privately Traded Shares of Stock.

Except as expressly provided in an Award Agreement, the Option Price of any Stock purchased, along with any withholding taxes described in Section 11, may be paid with Capital Stock (but with Capital Stock only if expressly authorized in writing by the Board which shall have sole discretion in determining whether payment may be allowed in whole or in part with Capital Stock), or by a combination of any of the forms of payment permitted by this Section 10. If the Option Price is permitted to be, and is, paid in whole or in part with shares of Capital Stock, the value of the Capital Stock surrendered shall be its Fair Market Value on the date the Option is exercised and the Grantee may pyramid his Stock by instructing the Company to simultaneously exercise his Option for Stock and deliver such acquired Stock to the Company in payment of the Option Price with respect to the further simultaneous exercise of his Option.

11. WITHHOLDING TAXES

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 11 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Grantee will not be allowed to exercise an Option unless Grantee makes acceptable arrangements to pay any withholding or other taxes that may be due as a result of the Option exercise or sale of Stock acquired under an Option.

12. RESTRICTIONS ON TRANSFER OF SHARES OF STOCK

12.1. Right of First Refusal.

Subject to Section 12.4 below, a Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire shares pursuant to a Grant under the terms of this Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to a Grant to any person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee, a so-called “right of first refusal.” The Company may assign its right of first refusal under this Section 12.1 in whole or in part, to (1) any holder of stock of the Company (a “Stockholder”) or (2) any Affiliate. The Company shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 12.1 apply to any person to whom Stock that was originally acquired pursuant to a Grant is sold, pledged, assigned, bequeathed, gifted, transferred or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Section 12.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries and assigns thereof).

If the Grantee desire to transfer shares of Stock subject to an Option acquired under the Plan, the Grantee must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by the Grantee and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares. The Company shall have the right to purchase all, and not less than all, of the shares of Stock subject to an Option on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the right of first refusal under this Section 12.1 within thirty (30) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its right of first refusal under this Section 12.1 within thirty (30) days after the date when it received the Transfer Notice, the Grantee may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Option Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Grantee, shall again be subject to the right of first refusal under this Section 12.1 and shall require compliance with the procedure described in the paragraph above. If the Company exercises its right of first refusal under this Section 12.1, the parties shall consummate the sale of the shares of Stock subject to an Option on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the shares of Stock subject to an Option was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the shares of Stock subject to an Option with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of shares of Stock subject to an Option under this right of first refusal under this Section 12.1, at the option of the Company, the Company may pay the Grantee the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this Section 12.1 shall be freely assignable in accordance with the terms of the Plan, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares of Stock subject to an Option.

The Company’s right of first refusal under this Section 12.1 shall terminate in the event that shares of Stock subject to an Option are listed on an established national or regional stock exchange, is admitted for quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market.

If Grantee sells or otherwise disposes of shares of Stock subject to an Option acquired pursuant to the exercise of an Option following termination of the Company’s right of first refusal under this Section 12.1 and sooner than the one year anniversary of the date Grantee acquired the shares of Stock subject to the Option, then Grantee agrees to notify the Company in writing of the date of sale or disposition, the number of shares of Stock subject to an Option sold or disposed of and the sale price per share within thirty (30) days of such sale or disposition. In such event, Grantee will be liable to the Company if Grantee has breached any duty or obligation under this Plan or any other agreement.

12.2. Repurchase and Other Rights.

Unless expressly provided in an Award Agreement with a specific reference to this Section 12.2, stock issued upon exercise of an Option or pursuant to the Grant of Restricted Stock will be subject to such right of repurchase or other transfer restrictions as the Board may determine in accordance with this Section 12.2. Following termination of the Grantee’s Service for any reason, the Company shall have the right to purchase all of those shares of Stock subject to an Option that the Grantee has or will acquire under the Option. If the Company exercises its right to purchase such shares, the purchase price shall be the Fair Market Value of those shares on the date of termination of Service. The Company will notify the Grantee of its intention to purchase such shares, and will consummate the purchase within ninety (90) days of the Grantee’s termination of Service or, in the case of shares of Stock subject to an Option acquired after the Grantee’s termination of Service, within ninety (90) days of the date of exercise. The Company’s rights of repurchase shall terminate in the event that shares of Stock subject to an Option are listed on an established national or regional stock exchange, is admitted for quotation on the National Association of Securities Dealers Automated Quotation System or is publicly traded in an established securities market.

12.3. Installment Payments.

(i) General Rule.

In the case of any purchase of Stock or an Option under this Section 12, the Company or its permitted assignee may pay the Grantee, transferee of the Option or other registered owner of the Stock the purchase price in three or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

(ii) Exception in the Case of Stock Repurchase Right.

If an Award Agreement authorizes or as otherwise permitted by the Company, upon the Grantee’s termination of Service, the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or under a Grant of Restricted Stock, payment shall be made in cash within the later of 90 days from the date of termination of Service or 90 days from the date of exercise or purchase, as the case may be.

12.4. Publicly Traded Stock.

If the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, the foregoing transfer restrictions of Sections 12.1 and 12.2 shall terminate as of the first date that the Stock is so listed, quoted or publicly traded.

12.5. Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any certificate representing shares issued pursuant to this Plan that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under it.

13. PARACHUTE LIMITATIONS AND FORFEITURES.

13.1. Parachute Limitations.

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options or Restricted Stock held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the

Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

13.2. Forfeitures.

Notwithstanding any provision of the Plan to the contrary, if the Grantee should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of the Grantee’s rights, including, but not limited to, the right to cause the Grantee to forfeit: (i) any outstanding Option, and (ii) any gain recognized by the Grantee upon the exercise of an Option during the period commencing twelve (12) months prior to the Grantee’s termination of Service with the Company due to taking actions in competition with the Company and ending twelve (12) months following such termination of Service. Unless otherwise specified in an employment or other agreement between the Company and the Grantee, the Grantee takes actions in competition with the Company if the Grantee directly or indirectly, owns, manages, operates, joins or controls, or participates in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which competes with any business in which the Company or any of its Affiliates is engaged during the Grantee’s employment or other relationship with the Company or its Affiliates or at the time of the Grantee’s termination of Service. For purposes of this Section 13.2 only, “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

14. REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3. Financial Reports.

To the extent required by applicable law, not less often than annually, the Company shall furnish to Grantees summary financial information including a balance sheet regarding the Company’s financial condition and results of operations, unless such Grantees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

15. EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in Capital Stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options and Restricted Stock may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

15.2. Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 15.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option granted under the Plan prior to such reorganization, merger or consolidation shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

15.3. Reorganization, Sale of Assets or Sale of Stock which Involves a Change of Control.

(i) Accelerated Vesting.

Except as provided by the Board pursuant to the authority in Section 15.3(ii), or expressly provided in the Award Agreement, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock shall be deemed to have vested, and, with the exception of such restrictions imposed under Section 12, all restrictions and conditions applicable to such shares of Restricted Stock shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) all Options outstanding hereunder shall become immediately vested.

(ii) Assumption and Continuation of Options.

If upon a Change of Control the Options are not canceled pursuant to Section 15.3(iii), express provision shall be made in writing in connection with such Change of Control for the assumption or continuation of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided and no acceleration shall occur. If this Section 15.3(ii) applies, the Board may then determine whether the acceleration provisions of Section 15.3(i) shall apply with respect to outstanding Options.

(iii) Right to Cancel Vested Options.

Notwithstanding any provision of the Plan to the contrary, in the event of a Change of Control, unless otherwise expressly provided (by express reference to this Section 15.3(iii) in the terms of an Option, after the public announcement of the Change in Control, the Board may in its sole discretion, deliver a written notice (“Cancellation Notice”) to any Grantee, canceling the unexercised vested portion (including the portion which becomes vested by reason of acceleration), if any, of such Option, effective on the date specified in the Cancellation Notice (“Cancellation Date”). Notwithstanding the foregoing, the Cancellation Date may not be earlier than the last to occur of (i) the 15th day following delivery of the Cancellation Notice, and (ii) the 60th day prior to the proposed date for the consummation of the Change of Control (“Proposed Date”). Without limitation, the Cancellation Notice will provide that, unless the Grantee elects in writing to waive, in whole or in part, a Conditional Exercise, that the exercise of the Option will be a Conditional Exercise. A “Conditional Exercise” shall mean that in the event the Transaction does not occur within 180 days of the Proposed Date, the exercising Grantee shall be refunded any amounts paid to exercise such Grantee’s Option, such Option will be reissued, and the purported exercise of such Option shall be null and void ab initio.

15.4. Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.5. No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

16. DURATION AND AMENDMENTS

16.1. Term of the Plan.

The “Effective Date” of this Plan is the date of its adoption by the Board as a replacement of the Restated Plan. The Plan will be submitted for approval by the Company’s stockholders, and in the event that the Company stockholders fail to approve the Plan within twelve (12) months after June 28, 2006 (the date of adoption of the Restated Plan), any grants of Incentive Stock Options made with respect to Stock added to the Restated Plan on the effective date of the Restated Plan shall be deemed to have been Nonqualified Stock Options from their Grant Date. The Plan shall terminate automatically on February 24, 2010, and may be terminated on any earlier date as next provided.

16.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made. An amendment to the Plan shall be contingent on approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules. No Grants shall be made after the termination of the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant previously awarded under the Plan; provided however, that notwithstanding anything in this Section 16.2 to the contrary, this Plan and each Grant may be amended, modified or supplemented either with the consent of the Grantee, for any reason, or without the consent of the Grantee, as necessary or desirable, by the Board to cause the Plan and Grants under the Plan, the Restated Plan or the Original Plan (provided that consent of the Grantee is not required by applicable law for such an amendment, modification or supplement of a Grant under the Original Plan) to satisfy Section 409A of the Code and other applicable law.

17. GENERAL PROVISIONS

17.1. Disclaimer of Rights.

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

17.3. Information Confidential.

As partial consideration for the granting of an Option and by entering into an Award Agreement, a Grantee agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

17.4. Tax Consequences.

The Company does not guaranty the tax treatment of any award of Restricted Stock or an Option granted under an Award Agreement, and as a condition of receiving an award of Restricted Stock or an Option, a Grantee, by entering into an Award Agreement, waives any claim against the Company with respect to the tax treatment of any Option or Restricted Stock under applicable Federal or state law.

17.5. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

17.6. Other Award Agreement Provisions.

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.7. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

17.8. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.9. At-Will Employment.

Nothing in this Plan or any Award Agreement shall be implied or construed to create a contract for employment. Unless otherwise expressly provided for in a separate written agreement executed by Grantee and a duly authorized representative of the Company on behalf of the Company, each Grantee that is an employee of the Company is terminable “at-will.”

17.10. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Grants awarded hereunder to the substantive laws of any other jurisdiction.

18. EXECUTION

The Original Plan was adopted by the Board as of February 24, 2000, and the Original Plan was approved by the stockholders on February 24, 2000. The Restated Plan was adopted by the Board as of June 28, 2006, and has not been submitted to the stockholders for approval. To record adoption of the Plan, which amends, restates and replaces the Restated Plan in its entirety effective October 25, 2006, the Company has caused its authorized officer to execute the Plan and to submit the Plan for approval by the stockholders within 12 months from June 28, 2006.

19. AMENDMENT

19.1 The Original Plan was amended to increase the number of shares of Common Stock available for issuance under the Restated Plan from Twenty Four Million Eight Hundred Eighty Four Thousand Eighteen (24,884,018) to Twenty Five Million Three Hundred Eighty Four Thousand Eighteen (25,384,018) (and subsequently to increase the number of shares available for issuance as Restricted Stock from Four Million Nine Hundred Seventy Six Thousand Eight Hundred Three (4,976,803) to Five Million Seventy Six Thousand Eight Hundred Three (5,076,803)), as approved by the Board on April 4, 2000 and approved by the stockholders on April 17, 2000.

19.2 The Original Plan was further amended by the Restated Plan to reflect the inclusion of the Series H Preferred Stock, a portion of such issuance for the purpose of the Executive Compensation Shares, which additional Series H Preferred Stock was approved by the Board on November 28, 2005 and by the stockholders on December 16, 2005.

19.3 The Original Plan was further amended by the Restated Plan to reflect that the number of shares of Stock available for issuance under the Plan was increased to the amounts set forth in Section 4.

19.4 The Restated Plan is further amended, restated and replaced in its entirety by the Plan on the Effective Date by a vote of the Board; provided, however, that notwithstanding any terms of this Plan to the contrary (except with respect to the amendments under Section 6 and in Section 16.2 relating to Section 409A of the Code or to the extent an Award Agreement is expressly modified or amended on or after the Effective Date to have the terms of the Plan apply to each such Award Agreement), the terms of each Award Agreement granted on or before the Effective Date (including, without limitation, Award Agreements granted under the Original Plan or the Restated Plan) shall be governed in all respects by the terms of the Original Plan or the Restated Plan, as applicable.

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Roy Chestnutt
Roy Chestnutt, Chief Executive Officer